Exhibit 99.1

News Release

COMMERCIAL METALS COMPANY ANNOUNCES SALE OF CERTAIN CROATIAN PIPE MILL ASSETS

Irving, TX — June 13, 2012 — Commercial Metals Company (CMC) (NYSE: CMC) announced today the completion of the sale to an undisclosed and unaffiliated third-party of the assets related to the welded pipe mill and seamless pipe mill of CMC’s former Croatian Pipe Mill and wholly-owned subsidiary, CMC Sisak d.o.o., for a total consideration of U.S. $6,650,000. These assets were part of the assets excluded from the sale on June 1, 2012, of all of the outstanding shares of CMC Sisak to Industrielle Beteiligung SA (a member of the Steel Making Division of the Danieli Group). Certain assets of CMC Sisak still remain in CMC’s possession and CMC is continuing to market those assets. Deutsche Bank Securities Inc. assisted CMC as the financial advisor on this transaction.

CMC and its subsidiaries manufacture, recycle and market steel and metal products, as well as related materials and services through a network including steel minimills, steel fabrication and processing plants, construction-related product warehouses, a copper tube mill, metal recycling facilities and marketing and distribution offices in the United States and in strategic international markets.

Forward-Looking Statements

This news release contains forward-looking statements regarding the sale of CMC Sisak and the sale of the excluded assets of CMC Sisak. These forward-looking statements generally can be identified by phrases such as we, the company or its management “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook,” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Variances will occur and some could be materially different from our current opinion.

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Contact:	Barbara Smith
Chief Financial Officer 214-689-4300